                                             PRELIMINARY PROXY

                          SCHEDULE 14A
                         (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant []

Check the appropriate box:

[X]  Preliminary Proxy         [ ]  Confidential, for use of  the
     Statement                      commission      only      (as
                                    permitted   by   Rule    14a-
                                    6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or rule  14a-
     12

                        INTEL CORPORATION
                 -------------------------------
        (Name of Registrant as Specified in Its Charter)

                 -------------------------------
(Name  of  Person(s)  Filing  Proxy  Statement,  if  other   than
Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ]  Fee  computed  on table below per Exchange  Act  Rules  14a-
     6(I)(1) and 0-11

     (1)  Title  of each class of securities to which transaction applies:
                 -------------------------------
     (2)  Aggregate  number  of securities to  which  transaction applies:
                 -------------------------------
     (3)  Per   unit   price   or  other  underlying   value   of
          transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                 -------------------------------
     (4)  Proposed maximum aggregate value of transaction:
                 -------------------------------
     (5)  Total fee paid:
                 -------------------------------
     [ ]  Fee paid previously with preliminary materials:
                 -------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the
          filing   for   which  the  offsetting  fee   was   paid
          previously.    Identify   the   previous   filing    by
          registration statement number, or the form or schedule and the date of its filing.
                 -------------------------------
     (1)  Amount previously paid:
                 -------------------------------
     (2)  Form, Schedule or Registration Statement no.:
                 -------------------------------
     (3)  Filing Party:
                 -------------------------------
     (4)  Date Filed:

                                             PRELIMINARY PROXY

INTEL CORPORATION
2200 Mission College Blvd.
P. O. Box 58119
Santa Clara, CA  95052-8119
(408) 765-8080

[INTEL LOGO]

Dear Stockholder:

Intel's 1997 Annual Meeting of Stockholders will be held on May 21, 1997 at the Hotel Sofitel in Redwood City, California, and we look forward to your attending either in person or by proxy. The Notice of Meeting, the Proxy Statement and the Proxy Card from the Board of Directors is enclosed and provides further information concerning the Meeting.

At this year's Meeting the agenda includes the annual election of directors, a proposal to approve an increase in the number of authorized shares of Intel Common Stock, and a proposal to ratify the appointment of our independent auditing firm. The Board of Directors recommends that you vote FOR the election of the slate of nominees for directors, FOR the appointment of the independent auditors, and FOR the proposal to approve the increase in authorized shares of Common Stock.

Max Palevsky, one of our founding directors (since 1968) will not be standing for re-election. Max has provided Intel with invaluable assistance for 29 years and we will still look to his wise counsel in his new position as Director Emeritus. At the same time, we have recently welcomed John Browne to the Board as our newest director. John is Group Chief Executive of The
British Petroleum Company p.l.c. and we look forward to his bringing to Intel his years of international experience managing a large and widely dispersed industrial organization. John is appearing on our slate of director nominees for the first time.

Please refer to the enclosed Proxy Statement for the detailed information on each of these proposals. If you have any further questions concerning the Annual Meeting or any of the proposals, please feel free to contact Intel at 1-800-298-0146 (US) or 800-628-8510 (outside US, call collect), or speak with D.F. King & Co., our proxy solicitors, at (312) 461-5545.

Sincerely yours,

/s/Gordon E. Moore
Gordon E. Moore
Chairman of the Board


                                             PRELIMINARY PROXY



                          Notice of
                          1997
                          Annual Meeting
                          of Stockholders
                          and
                          Proxy Statement



[INTEL LOGO]

                                                PRELIMINARY PROXY

TABLE OF CONTENTS                                            Page

Notice of Annual Meeting of Stockholders

Proxy Statement

     Election of Directors (Proposal 1)                         2
     Board Committees and Meetings                              6
     Directors' Compensation                                    6
     Report  of  the Compensation Committee on  Executive       7
     Compensation
     Compensation   Committee  Interlocks   and   Insider      11
     Participation
     Employment   Contracts   and   Change   of   Control      11
     Arrangements
     Stock Price Performance Graph                             12
     Executive Compensation                                    13
     Security Ownership of Certain Beneficial Owners  and      16
     Management
     Ratification  of  Selection of Independent  Auditors      18
     (Proposal 2)
     Amendment of Company's Restated Certificate of 18 Incorporation to Increase the Number of Authorized
     Shares of Common Stock(Proposal 3)
     Stockholder Proposals and Nominations                     21
     Other Matters                                             21
Communicating with the Company                                 23
Directions to Hotel Sofitel                            Back Cover
Map to Hotel Sofitel                                   Back Cover

RETURN OF PROXY

      Please complete, sign, date, and return the accompanying proxy promptly in the enclosed addressed envelope even if you plan to attend the Annual Meeting. Postage need not be affixed to the enclosed envelope if mailed in the United States. If you attend the Annual Meeting and vote in person, your proxy will not be used. The immediate return of your proxy will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested.

IF YOU PLAN TO ATTEND THE MEETING

      The Annual Meeting will be held at 9:00 a.m. (PDT) on May 21, 1997 at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, which is located at Redwood Shores. A map to the hotel is printed on the back cover of this Proxy Statement. Signs will direct you to the conference room where the Annual Meeting will be held. Please note that the doors to the meeting room at the Hotel Sofitel will not open for admission until 8:30 a.m.

      If you do not own shares in your own name and you plan to attend the meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy and bring it to the Annual Meeting in order to vote.

                                             PRELIMINARY PROXY

                          [INTEL LOGO]
                        INTEL CORPORATION
            Notice of Annual Meeting of Stockholders
                          May 21, 1997
                9:00 a.m., Pacific Standard Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Intel Corporation ("Intel" or the "Company") which will be held on May 21, 1997 at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, at 9:00 a.m., Pacific Standard time. A map to the location appears on the back cover of the Proxy Statement. The Meeting is being held for the following purposes:

1. To elect a Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed;

2.  To  ratify the appointment of the accounting firm of Ernst  &
    Young LLP as independent auditors for the Company for the current year;

3.  To   approve   the   amendment  of  the  Company's   Restated
    Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items are fully discussed in the following pages, which are made part of this Notice. Only stockholders of record on the books of the Company at the close of business on March 24, 1997 will be entitled to vote at the meeting. A list of stockholders entitled to vote will be available for inspection at the offices of Intel, 2200 Mission College Blvd., Santa Clara, CA 95052, for ten days prior to the Annual Meeting.

Stockholders are requested to complete, date, sign and return the enclosed proxy card as promptly as possible. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

                          THE BOARD OF DIRECTORS


                          /s/F. THOMAS DUNLAP, JR.
                     By:  F. THOMAS DUNLAP, JR., Secretary

Santa Clara, California
April 7, 1997


DOORS WILL OPEN AT 8:30 a.m.

       1                                     PRELIMINARY PROXY

           First mailed to stockholders on or about April 7, 1997

                          [INTEL LOGO]
                        INTEL CORPORATION
                 2200 Mission College Boulevard
               Santa Clara, California  95052-8119
                         PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Intel Corporation ("Intel" or the "Company") for use in voting at the Annual Meeting of Stockholders to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, on Wednesday, May 21, 1997, at 9:00 a.m., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice (the "Annual Meeting" or the "Meeting").

Voting and Revocability of Proxies

      When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR ratification of the appointment of auditors, and FOR the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. In addition, if other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting or by giving a later dated proxy.

      Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The eleven candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. The amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock will require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

Record Date and Share Ownership

      Only stockholders of record on the books of the Company at the close of business on March 24, 1997 will be entitled to vote at the Annual Meeting. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. As of the close of business on February 28, 1997 there were outstanding ______________________
shares of Common Stock.

       2                                     PRELIMINARY PROXY

ELECTION OF DIRECTORS (Proposal 1)

      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. Each of the current directors has been nominated for election to the Board of Directors except Max Palevsky, a director for 29 years, who is not standing for re-election. If any such nominee is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted for either
(i) a substitute nominee who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual meeting of stockholders or until their successors, if any, are elected or appointed. The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

Craig R. Barrett             Craig R. Barrett has been Executive
57 Years Old                 Vice President of the Company since
Director Since 1992          1990,  a  director of  Intel  since
Executive Vice               1992  and  Chief Operating  Officer
President and Chief          since 1993.  The Board of Directors
Operating Officer of         has  elected Dr. Barrett  President
the Company                  and    Chief   Operating    Officer
                             effective   May  21,   1997.    Dr.
                             Barrett joined the Company in 1975.
[PHOTO APPEARS HERE]         In   1984   he  was  elected   Vice
                             President  and in 1985 became  Vice
                             President   and  General   Manager,
                             Components      Technology      and
                             Manufacturing Group.   Dr.  Barrett
                             became  a Senior Vice President  in
                             1987  and  General Manager  of  the
                             Microcomputer Components  Group  in
                             1989.    Dr.  Barrett  is  also   a
                             director  of  Komag,  Incorporated,
                             and   a   member  of  the  National
                             Academy of Engineering.

John Browne                  John  Browne is a Managing Director
49 Years Old                 and  the  Group Chief Executive  of
Director Since               The   British   Petroleum   Company
January, 1997                p.l.c.    Mr.  Browne  is  also   a
Group Chief Executive        director of SmithKline Beecham  and
of The British               a  Trustee  of the British  Museum.
Petroleum Company            Mr. Browne was elected to the Board
                             of  Directors of Intel  Corporation
                             in  January, 1997.  Mr.  Browne  is
[PHOTO APPEARS HERE]         also  a Fellow of the Royal Academy
                             of   Engineering  in   the   United
                             Kingdom.

Winston H. Chen (1)          Winston H. Chen has been a director
55 Years Old                 of   Intel  since  1993.    He   is
Director Since 1993          Chairman of Paramitas Foundation, a
Chairman of Paramitas        charitable foundation.  During 1978-
Foundation                   1994, he held several positions  at
                             Solectron      Corporation,      an
                             electronics  contract  manufacturer
[PHOTO APPEARS HERE]         in  Milpitas, California, including
                             President, Chief Executive  Officer
                             and   Chairman  of  the  Board   of
                             Directors.  Dr. Chen continues as a
                             director of Solectron.  He is  also
                             a  director of Edison International
                             (Inc.),  and a member of the  Board
                             of    Trustees   of   Santa   Clara
                             University   and   the   Board   of
                             Trustees of Stanford University.

       3                                       PRELIMINARY PROXY

Andrew S. Grove (3)          Andrew S. Grove has been a director
60 Years Old                 of  Intel since 1974, President  of
Director Since 1974          the  Company since 1979  and  Chief
President and Chief          Executive  Officer of  Intel  since
Executive Officer of         1987.   Dr.  Grove participated  in
the Company                  the founding of the Company in 1968
                             and  served  as Vice President  and
                             Director   of  Operations   through
[PHOTO APPEARS HERE]         1974.   He  became  Executive  Vice
                             President  in  1975 and  was  Chief
                             Operating  Officer  from  1976   to
                             1989.   The Board of Directors  has
                             elected Dr. Grove Chairman  of  the
                             Board   of   Directors  and   Chief
                             Executive Officer effective May 21,
                             1997.  Dr. Grove is a member of the
                             National Academy of Engineering and
                             a   Fellow  of  the  Institute   of
                             Electrical and Electronic Engineers
                             ("IEEE").

D. James Guzy (4)            D.  James  Guzy has been a director
61 Years Old                 of  Intel since 1969.  Since  1969,
Director Since 1969          he  has been President of the Arbor
President of the Arbor       Company,   a   limited  partnership
Company                      engaged  in  the  electronics   and
                             computer industry. Mr. Guzy is also
                             a  director of Cirrus Logic,  Inc.,
[PHOTO APPEARS HERE]         Micro  Component Technology,  Inc.,
                             Novellus   Systems,   Inc.,   Davis
                             Selected Group of Mutual Funds  and
                             Alliance     Capital     Management
                             Technology Fund.

Gordon E. Moore (3)          Gordon E. Moore has been a director
68 Years Old                 of Intel since 1968 and Chairman of
Director Since 1968          the  Board  since 1979.   Effective
Chairman of the Board        May 21, 1997, Dr. Moore will become
of the Company               Chairman Emeritus and will continue
                             to   serve  as  a  member  of   the
                             Company's  Executive  Office.   Dr.
[PHOTO APPEARS HERE]         Moore  co-founded  the  Company  in
                             1968  and  has served on the  Board
                             since  that time.  Prior  to  1975,
                             Dr.  Moore served as Executive Vice
                             President.  Between 1975 and  1979,
                             Dr.  Moore served as President  and
                             between 1975 and 1987 he served  as
                             Chief  Executive  Officer  of   the
                             Company.   Currently, Dr. Moore  is
                             also a director of Gilead Sciences,
                             Inc., Transamerica Corporation  and
                             Varian Associates, Inc.  He is also
                             Chairman  of the Board of  Trustees
                             of   the  California  Institute  of
                             Technology,   a   member   of   the
                             National Academy of Engineering,  a
                             Fellow of the IEEE and a member  of
                             the    Board   of   Directors    of
                             Conservation International.

Arthur Rock (1-4)            Arthur Rock has been a director  of
70 Years Old                 Intel  since its founding in  1968.
Director Since 1968          He  is  Chairman of  the  Executive
Venture Capitalist           Committee  and  of  the   Audit   &
                             Finance  Committee of the Board  of
                             Directors.  Mr. Rock is a principal
[PHOTO APPEARS HERE]         of Arthur Rock & Company, a venture
                             capital   firm.   He  is   also   a
                             director  of Argonaut Group,  Inc.,
                             AirTouch  Communications, Inc.  and
                             Echelon  Corporation, and a trustee
                             of   the  California  Institute  of
                             Technology.
                                               PRELIMINARY PROXY

Jane E. Shaw (1, 2)          Jane E. Shaw has been a director of
58 Years Old                 Intel since 1993.  She founded  The
Director Since 1993          Stable Network, a biopharmaceutical
Founder of The Stable        consulting company, in  1995.   She
Network                      was  President and Chief  Operating
                             Officer of ALZA Corporation, a drug
                             delivery  company,  from  1987   to
[PHOTO APPEARS HERE]         1994.  Dr. Shaw joined ALZA in 1970
                             and  held several positions  within
                             the  company,  including  Principal
                             Scientist, Executive Vice President
                             of  ALZA  Corporation, Director  of
                             ALZA  Corporation and  Chairman  of
                             the  Board  of  ALZA Limited,  U.K.
                             From 1970 to 1972, Dr. Shaw held an
                             appointment as Assistant Professor,
                             Department   of   Physiology,    at
                             Stanford   University.    She    is
                             currently  a  director  of  Aviron,
                             McKesson   Corporation  and   Boise
                             Cascade  Corporation, and  Chairman
                             of   the   Board   of  IntraBiotics
                             Pharmaceuticals,  a  privately-held
                             developer of antimicrobial drugs.

Leslie L. Vadasz             Leslie   L.  Vadasz  has   been   a
60 Years Old                 director  of Intel since  1988  and
Director Since 1988          became   Senior   Vice   President,
Senior Vice President,       Director   of  Corporate   Business
Director of Corporate        Development  in 1991.   Mr.  Vadasz
Business Development of      joined the Company in 1968 when  it
the Company                  was founded and became Director  of
                             Engineering in 1972.   In  1975  he
                             was  elected Vice President and  in
[PHOTO APPEARS HERE]         1976   became   Assistant   General
                             Manager    of   the   Microcomputer
                             Division.   From 1977 to  1979,  he
                             was Vice President, General Manager
                             of   the  Microcomputer  Components
                             Division.   Mr.  Vadasz  became   a
                             Senior  Vice President in 1979  and
                             served  as  Director  of  Corporate
                             Strategic Staff from 1979 to  1986.
                             From  1986  to 1990, he was  Senior
                             Vice  President,  General  Manager,
                             then   President  of  the   Systems
                             Group.  He is a Fellow of the IEEE.

David B. Yoffie (2, 4)       David B. Yoffie has been a director
42 Years Old                 of   Intel  since  1989.    He   is
Director Since 1989          Chairman    of   the   Compensation
Professor of Business        Committee   of   the    Board    of
Administration, Harvard      Directors.   He has been  Professor
University                   of   Business   Administration   at
                             Harvard  University since 1990  and
                             in  June 1993 was appointed to  the
[PHOTO APPEARS HERE]         position  of  Max  &  Doris   Starr
                             Professor of International Business
                             Administration.  He  was  Associate
                             Professor        of        Business
                             Administration from  1985  to  1990
                             and has been on the Harvard faculty
                             since 1981.  He is also a member of
                             the  Boards of Directors of  Evolve
                             Software, Inc., Physiologica, Inc.,
                             Bion,  Inc. and the National Bureau
                             of Economic Research.

Charles E. Young (1)         Charles   E.  Young  has   been   a
65 Years Old                 director  of Intel since 1974.   He
Director Since 1974          has    been   Chancellor   of   the
Chancellor of the            University  of  California  at  Los
University of                Angeles  since 1968.   He  is  also
California, Los Angeles      Chairman  of the Board of Governors
                             Foundation  for  the  International
                             Exchange of Scientific and Cultural
[PHOTO APPEARS HERE]         Information  by Telecommunications,
                             a  member of the National Committee
                             on  United  States-China Relations,
                             Inc.  and  a director of  Nicholas-
                             Applegate Fund, Inc. and a  trustee
                             of Nicholas-Applegate Mutual Funds.

(1)       Member of the Audit & Finance Committee.
(2)       Member of the Compensation Committee.
(3)       Member of the Executive Committee.
(4)       Member of the Nominating Committee.


       5                                     PRELIMINARY PROXY

     Except as noted above, each of the nominees has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

Retiring Director

Max Palevsky                 Max Palevsky has been a director of
72 Years Old                 Intel  since 1968 and currently  is
Director Since 1968          Chairman    of    the    Nominating
Member of the                Committee   of   the    Board    of
Compensation and             Directors.   In  accord  with   the
Nominating Committees        Board's  retirement policy for  its
Self-Employed Investor       members,   Mr.  Palevsky   is   not
                             standing  for  re-election  at  the
                             Annual  Meeting.   He  is  a  self-
[PHOTO APPEARS HERE]         employed investor and serves  as  a
                             director  of  Komag,  Incorporated.
                             Mr.   Palevsky  founded  Scientific
                             Data  Systems, Inc. in 1961,  which
                             was  acquired by Xerox  Corporation
                             in 1969, at which time he became  a
                             director   and  Chairman   of   the
                             Executive   Committee   of    Xerox
                             Corporation.   He  retired   as   a
                             director of Xerox in 1972.

Directors Emeriti

Richard Hodgson and Sanford Kaplan retired as active directors of Intel Corporation in 1993, following 19 years each of service as directors. They were elected by the Board to act as Directors Emeriti. Messrs. Hodgson and Kaplan are eligible to attend Board and Committee meetings, but do not have voting rights. Upon the retirement of Max Palevsky from the Board of Directors (see above), the Board similarly intends to elect Mr. Palevsky a Director Emeritus.

       6                                     PRELIMINARY PROXY

BOARD COMMITTEES AND MEETINGS

      The Company has standing Executive, Audit & Finance, Nominating, and Compensation Committees of the Board of Directors. In March 1996, the Stock Option Committee was combined with, and new committee members were appointed to, a reconstituted Compensation Committee. The members of the committees are identified with the list of Board nominees on the preceding pages.

     The Audit & Finance Committee recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the Company's internal financial and accounting organization and controls and financial reporting. The Audit & Finance Committee also considers various capital and investment matters. The Audit & Finance Committee held 3 meetings during 1996.

      The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee held four meetings during 1996. The Nominating Committee will consider nominees proposed by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, CA 95052-8119.

      The Compensation Committee administers the Company's stock option plans, including the review and grant of stock options to officers and other employees under the Company's stock option plans. The Compensation Committee also reviews and approves various other Company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee acted by written consent 14 times and met 4 times during 1996, and the predecessor Stock Option Committee acted by written consent 6 times during 1996. The Stock Option Committee was combined with the Compensation Committee in March 1996.

      The Board of Directors held 8 meetings and acted by written consent 2 times during 1996.  No director attended less than  75%
of all the meetings of the Board and those committees on which he or she served in 1996.

DIRECTORS' COMPENSATION

     Directors who are Company employees receive no additional or special remuneration for serving as directors. Non-employee directors are paid $20,000 per year. In addition, non-employee directors are paid $2,000 plus out-of-pocket expenses per Board of Directors regular meeting attended. Mr. Rock receives an additional $6,000 as Chairman of the Executive Committee.

      In accord with the 1984 Stock Option Plan, each year each non-employee director has been automatically granted an option to purchase 5,000 shares of Company stock at an exercise price not less than the fair market value on the date of grant. During 1996, each non-employee director was granted an option to purchase a total of 5,000 shares at an exercise price of $69.63 per share. Mr. Browne joined the Board in 1997, and in March 1997, received an option to purchase 2,500 shares at an exercise price of $________. Non-employee director options are exercisable in full one year from the date of grant. Commencing with 1997, the 1984 Stock Option Plan has been amended to provide that option grants to non-employee directors will be set by the Board of Directors each year in amounts not to exceed 5,000 shares per director per year. In light of the Company's stock price appreciation since the 5,000 share option grants were first provided for, the directors intend to set the annual director option grants in 1997 at 2,500 shares.

      In 1990, the Company adopted a retirement program for non-employee directors. The Director's Retirement Program provides a retirement benefit to any director who is not an employee of the Company and who has either been a non-employee director for at least ten years or has been a non-employee director for at least five years and retires after age 65. The retirement program will pay an annual benefit equal to the retainer fee in effect at the time of payment, to be paid beginning at commencement of retirement and continuing for the lesser of the

       7                                     PRELIMINARY PROXY

number of years served as a non-employee director or the life of the director. Pursuant to the Director's Retirement Program, Messrs. Hodgson and Kaplan are each eligible to receive an annual benefit equal to $20,000, payable in quarterly installments. They each received $20,000 under this plan in 1996. Mr. Palevsky, upon his retirement as a director in May, will also be eligible for this plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the Company and to administer the Executive Officer Bonus Plan. The Committee also reviews and approves various other Company compensation policies and matters and administers the Company's stock option plans, including the review and approval of stock option grants to the executive officers of the Company.

General Compensation Philosophy

      The Company's compensation philosophy is that total cash compensation should vary with the performance of the Company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of the stockholders.

     TOTAL CASH COMPENSATION for the executive officers consists of the following components:

     -    Base salary;

     - An executive officer cash bonus that is related to growth in earnings per share of the Company and is based on an individual bonus target for the performance period (See "Executive Officer Bonus Plan"); and

     -    A   cash   bonus  that  is  proportional  to  corporate
          profitability and which is paid to all employees of the Company (See Employee Cash Bonus Plan).

       In addition, most employees, including the executive officers, received a special flat-amount bonus for 1996 (the
"1996 year-end bonus") which was granted on account of the Company's excellent 1996 financial results.

      LONG-TERM INCENTIVE COMPENSATION is realized through the granting of stock options to most employees, including eligible executive officers. The Company has no other long-term incentive plans.

     In addition to encouraging stock ownership by granting stock options, the Company further encourages its employees to own Company stock through a tax-qualified employee stock purchase plan which is generally available to all employees. This plan allows participants to buy Company stock at a discount to the market price with up to 10% of their salary and bonuses (subject to certain limits), therefore allowing employees to profit when the value of the Company's stock increases over time.

      In setting the base salary and individual bonus target amount (hereafter together referred to as "BSBT") for executive officers, the Compensation Committee reviews information relating to executive compensation of US-based companies that are considered generally comparable to the Company (a majority of which companies are included in the Dow Jones Technology Index). While there is no specific formula that is used to set pay in relation to this market data, executive officer BSBT is generally set to be slightly below the median salaries for comparable jobs in the market place. However, when the Company's business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company's performance based compensation programs may lead to total cash compensation levels which are higher than the median salaries for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency relative to the 100 most highly paid employees of the Company.

       8                                     PRELIMINARY PROXY

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit.

The Company's 1984 and 1988 stock option plans and Executive Officer Bonus Plan are qualified so that awards under such plans constitute performance based compensation not subject to Section 162(m) of the Code. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Base Salary

      The Compensation Committee reviews the history of and proposals for the compensation package of each of the Company's executive officers, including BSBT and its base salary and performance based compensation components. The base salary is then set as a percentage of BSBT, taking into account the level and amount of responsibility of the individual. In general, executive officers having the highest level and amount of responsibility have the lowest percentage of their BSBT as base salary and the highest percentage of their BSBT as their individual bonus target amount. For example, in 1996, the base salary for Dr. Grove, the executive officer with the highest level and amount of responsibility, was 50% of his total BSBT. The other executives' base salaries were determined in the same manner, but the base salary segment as a percentage of their BSBT for 1996 ranged from 50% to 64% depending on their job responsibilities. Once fixed, base salary does not depend on the Company's performance.

      As a result of this process, and in accordance with the Company's compensation philosophy that total cash compensation should vary with Company performance, the Compensation Committee establishes base salaries of the Company's executive officers at levels which the Compensation Committee believes are below the median base salaries of executives of companies considered by the Compensation Committee to be comparable to the Company. Thus, as set forth below, a large part of each executive officer's potential total cash compensation is dependent on the performance of the Company as measured through its performance based compensation programs.

Performance Based Compensation

      The Company has several performance based compensation programs in which the majority of Intel's employees are eligible to participate. Most Company employees not compensated on a commission basis participate in the Employee Bonus Program
("EBP"). For the executive officers, participation in the Executive Officer Bonus Plan (the "EOBP") is in lieu of participation in the EBP.

Executive Officer Bonus Plan

      The EOBP is a cash-based incentive bonus program. The purpose of the EOBP is to motivate and reward eligible employees for good performance by making a portion of their cash compensation dependent on growth in earnings per share ("EPS") of the Company.

      The EOBP provides for the determination of a maximum bonus amount which is established annually for each executive officer pursuant to a predetermined objective formula, subject to a maximum annual limit of $5,000,000. Under this predetermined formula, the maximum bonus payment for any performance period is the product of (i) the executive officer's individual bonus target for the performance period and (ii) the numerical value of the Company's EPS for the performance period multiplied by a pre-established factor (the "multiplier") which is set by the Compensation Committee. For purposes of this formula, "EPS" means the greater of (x) the Company's operating income or (y) the Company's net income, in each case per weighted average common and common equivalent shares outstanding during such performance period. The EPS data to be utilized in the calculations (and which is also used in the Company's published financial statements) is reviewed and approved by the Compensation Committee.

      In  January  1996,  the Compensation Committee  established individual  bonus targets which ranged from $90,000  to  $425,000 for each of the then executive officers (representing a range of 36% to 50% of BSBT), and set

       9                                     PRELIMINARY PROXY

the  multiplier as 0.90 for the 1996 performance period.   During
this period, operating income per share of $8.51 exceeded net income per share of $5.81 and led to an EPS value, as defined, of $8.51 to be used in the formula for determining the maximum bonus amount.

     Under the EOBP, the Compensation Committee has discretion to reduce (but not to increase) an individual's actual bonus payment from the amount which would otherwise be payable under the above formula. In the past, the Compensation Committee has exercised its discretion to pay bonuses at amounts which were below the maximum amounts permitted under the EOBP. The EOBP does not specify the factors which the Compensation Committee evaluates in the exercise of its discretion to reduce bonus payments under the EOBP and does not require the Compensation Committee to make such a reduction. The EOBP requires that an executive officer be on the Company's payroll as of the last day of the performance period for which the bonus is payable in order to be eligible to receive payment of the bonus for such performance period.

      For the 1996 performance period, the Compensation Committee chose to exercise its discretion to reduce the bonus amounts paid under the EOBP to the amounts which would have been paid to the executive officers under the EBP. Bonus payments under the EBP are generally lower than the maximum bonuses payable under the EOBP in part because the EBP formula utilizes reported EPS (adjusted to reflect any unusual income statement items) whereas the EPS utilized in the EOBP formula is based on the greater of operating income or net income as described above. The EBP formula also takes into account whether certain business group objectives have been met over the performance period. For example, for 1996, business group objectives considered in determining the payouts under the EBP included financial and non-financial goals such as sales, customer satisfaction, productivity measures, cost reduction and employee training. The particular goals are set each year and vary from year to year. In determining bonuses payable to the executive officers with responsibility for overall performance of the Company, such as the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer, the Compensation Committee took into account the corporate average score on achievement of business objectives. For those executive officers with specific responsibility for a particular business group, achievement scores were based on either the individual business group's score, or a combination of the group's score and the corporate average score.

Employee Cash Bonus Plan

      The Employee Cash Bonus Plan (the "ECBP") is a profit-sharing program that offers cash rewards to all employees, including executive officers, based on corporate profitability. Twice a year, employees receive .55 day's pay for every two percentage points of corporate pretax profit as a percentage of revenues, or a total payment based on 4% of net income, whichever is greater. The Employee Cash Bonus is paid in the first and third quarters of each year based on corporate performance for the preceding two quarters.

      During 1996, payments based on 4% of net income resulted in an annual cash bonus payout under the ECBP of 25.9 days' pay per employee or 10.0% of eligible employee earnings. Employees were awarded an additional 1.0 day's pay for the second half of 1996 as a result of meeting corporate goals under a vendor of choice (customer satisfaction) program.

       In addition, most employees, including the executive officers, received a special flat-amount bonus for 1996 which was granted on account of the Company's excellent 1996 financial results.

Profit Sharing Retirement Plans

     The Company has both tax-qualified and non-qualified capital accumulation/retirement plans (the "Profit Sharing Retirement Plans"). The tax-qualified plans are available to eligible employees in the U.S. and Puerto Rico, and there are similar Plans for certain of the Company's non-U.S. subsidiaries. The non-qualified plan is a supplemental plan which provides to eligible employees in the U.S. those contributions that could not be contributed to their accounts under the qualified plan because of limitations under the Internal Revenue Code. The Profit Sharing Retirement Plans are defined contribution plans that are designed to accumulate retirement funds for employees, including the executive officers, and to allow the Company to make contributions or allocations to those funds. The Company contribution is totally discretionary and is not based on any formula. The contributions

       10                                    PRELIMINARY PROXY

approved by the Board may vary with the financial performance of the Company, in particular, the revenues and EPS of the Company. However, there are no corporate performance factors or other specific factors that are required to be considered by the Board in determining the contribution. Contributions made by the Company under the plans vest based on years of service. Vesting begins after three years of service in 20% annual increments until the employee is 100% vested after seven years.

     For 1996, the discretionary Company contributions (including allocation of forfeitures) to the Profit Sharing Retirement Plans for all eligible employees, including executive officers, equaled 12.5% of eligible salary. Contributions to the qualified plan are limited under the Code. Where Code limits applied, the excess, up to 12.5% of eligible salary, was allocated to the non-qualified plan for eligible employees, including executive officers.

Stock Options

      Stock options are granted by the Company to aid in the retention of employees and to align the interests of employees with those of the stockholders. Stock options have value for an employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ. In addition, stock options directly link a portion of an employee's compensation to the interests of stockholders by providing an incentive to maximize stockholder value.

     Commencing in 1997, the Company has a 1997 Stock Option Plan for use with employees other than officers and directors; and 1984 and 1988 Stock Option Plans, as amended, which will generally be employed in making grants to officers and directors. Grants under the Company's 1997 Stock Option Plan, (the "SOP") may be made at the time an employee commences working for the Company and thereafter may be made on an annual basis as a part of the Company's employee performance review process. In general, initial grants are exercisable in increasing increments over a five-year period and subsequent grants are first exercisable five years after the date of grant (e.g., options granted in 1997 become exercisable in 2002). Stock options under all three plans are granted at a price equal to the fair market value on the date of grant.

      The level of stock options granted (i.e., the number of shares subject to each stock option grant) is based on the Committee's evaluation of an employee's ability to impact future corporate results. An employee's ability to impact future corporate results depends on the level and amount of job responsibility of the individual. Therefore, the level of stock options granted is directly proportional to job responsibility. For example, Dr. Grove as the Chief Executive Officer has the highest level of responsibility and in 1996 was awarded the highest level of stock options. However, the 1984 plan limits the total number of shares subject to options that may be granted to any one participant in any year to 1% of the total number of shares outstanding on January 1, 1994 (i.e., 8,363,520 shares).

       In 1996, stock options for the executive officers were granted upon recommendation of management and approval of the Compensation Committee based on their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer.

Company Performance and CEO Compensation

      The Company's compensation program is leveraged towards the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer, Dr. Grove.

     Dr. Grove does not have an employment contract. Dr. Grove's BSBT is determined in the same manner as described above for all executive officers. In setting compensation levels for the Chief Executive Officer, the Compensation Committee considers data reflecting comparative compensation information from other companies. In line with the Compensation Committee's general practice and discretionary authority, however, Dr. Grove's 1996 salary and individual bonus target were not tied directly to the comparative compensation data. Dr. Grove's base salary and bonus target were set at levels which, by comparison to selected companies reflected in the market data (a majority of which companies are included in the Dow Jones Technology Index), were ______% of the average for base salary, _____% of the average for target incentive based compensation and _____% of the average for BSBT.

       11                                    PRELIMINARY PROXY

      Under the EOBP, Dr. Grove's actual bonus for 1996 (paid  in
1997) was $_____. This bonus, like the bonuses paid to each of the other executive officers under the EOBP, was less than the maximum bonus provided under the EOBP formula due to the Compensation Committee's exercise of its discretion to reduce the maximum bonus to the bonus derived by utilizing the EBP formula as described above. Although Dr. Grove's BSBT was _____% of the average total target compensation of the selected peer group, due to the high variability in the Company's total compensation program and to the Company's excellent 1996 financial performance, his actual cash compensation (i.e., base salary and bonuses) for 1996 was _____% of the average total actual cash compensation of the selected peer group.

      In 1996, the Compensation Committee awarded Dr. Grove stock options to purchase _____ shares of stock. The options first become exercisable in 2001. In 1997, the Company also contributed $_____ to Dr. Grove's account under the tax-qualified retirement plan and allocated $_____ to Dr. Grove's account under the non-qualified retirement plan, based on the Company's 1996 results. In general, Dr. Grove's retirement plan accounts are available to Dr. Grove only upon termination, retirement, death or disability.

      The Compensation Committee is pleased to submit this report to the stockholders with regards to the above matters.

      Compensation Committee:
      David Yoffie, Chairman
      Max Palevsky
      Arthur Rock
      Jane Shaw

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1996, Messrs. Guzy, Palevsky, Rock and Yoffie served on the Compensation Committee and Messrs. Guzy, Moore and Rock served on the Stock Option Committee. The Stock Option Committee was combined with the Compensation Committee in March 1996. Dr. Moore, who is an officer of the Company and the Company's Chairman of the Board, is not eligible to receive stock options. Mr. Rock was formerly a non-employee officer of the Company as Chairman of the Board from 1970 to 1975.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      None of the Company's executive officers has employment or severance arrangements with the Company.

       12                                    PRELIMINARY PROXY

STOCK PRICE PERFORMANCE GRAPH

     COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG INTEL,
      THE S&P 500 INDEX AND THE DOW JONES TECHNOLOGY INDEX

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Technology Index for the period of five years commencing December 28, 1991 and ending December 28, 1996. The graph and table assume that $100 was invested on December 28, 1991 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Technology Index and that all dividends were reinvested. This data was furnished by Standard & Poor's Compustat Services, Inc. and Dow Jones and Company, Inc. Intel and the Dow Jones Technology Index are based on Intel's fiscal year. The S&P 500 Index is based on a calendar year.


                [PERFORMANCE GRAPH APPEARS HERE]


                      1991    1992   1993   1994   1995    1996
                      -----  -----  -----  -----   -----  -----
Intel Corporation     $100    $190   $263   $271   $483   $1,156
S&P 500 Index         $100    $108   $118   $120   $165     $203
Dow Jones Technology  $100    $112   $128   $146   $207     $279
Index


       13                                    PRELIMINARY PROXY

EXECUTIVE COMPENSATION

      The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of the Company. All references to shares of Common Stock are without adjustment for the proposed Stock Split described in Proposal No. 3 in this Proxy Statement.

SUMMARY COMPENSATION TABLE


                                                                      Long-
                                                                      Term
                                                                     Compen-
                                                         Other       sation       All
                                                         Annual     Awards(2)    Other
Name and Principal              Annual    Compensation  Compen-      Options    Compensa-
Position                Year   Salary($)   Bonus($)(1) sation($)     (#)(3)    tion($)(4)
------------------      ----  ----------   ----------  ---------     -------   ----------
Andrew S. Grove         1996                              ---
  President and Chief   1995    400,000      2,356,700    ---        96,000       266,100
  Executive Officer     1994    380,000      1,722,400    ---        72,000       275,200

Craig R. Barrett        1996                              ---
  Executive Vice        1995    300,000      1,767,500    ---        64,000       196,800
  President, Chief      1994    285,000      1,269,500    ---        48,000       197,200
  Operating Officer

Frank C. Gill           1996                              ---
  Executive Vice        1995    255,000      1,000,000    ---        32,000       131,800
  President             1994    245,000        795,700 173,000(5)    24,000       135,100
  General Manager,
  Internet and
  Communications
  Group

Gerhard H. Parker       1996                              ---
  Executive Vice        1995    235,000      1,029,500    ---        32,000       120,100
  President             1994                              ---
  General Manager,
  Technology and
  Manufacturing
  Group

Leslie L. Vadasz        1996                              ---
  Senior Vice           1995                              ---
  President             1994    240,000        753,700    ---        24,000       135,100
  Director, Corporate
  Business
  Development


--------------

(1)  This  amount  includes the bonuses paid under the  Executive
     Officer  Bonus  Plan for 1994, 1995 and 1996,  the  Employee
     Cash  Bonus Plan for each of the covered years and the  1996 year-end bonus for 1996.

(2) The Company does not offer any Restricted Stock Awards, SAR or other LTIP programs.

(3) Indicates number of shares of Common Stock underlying options.

(4) All amounts listed in this column are amounts contributed to the Company's broad-based defined contribution retirement plan (for each of the named executives such amounts were $_____ for 1996, $18,800 for 1995 and $18,800 for 1994) and discretionary Company contributions made under the Company's non-qualified, defined contribution plan. These amounts are to be paid out to the named executives (or any other plan participant) only upon retirement, termination, disability or death.

(5)  Reimbursement  for  certain relocation  expenses  and  taxes
     consistent   with  the  Company's  practice  for   similarly
     situated employees.


       14                                    PRELIMINARY PROXY

OPTION GRANTS IN LAST FISCAL YEAR


                             INDIVIDUAL GRANTS
               ----------------------------------------------
                           % of Total                              POTENTIAL REALIZABLE
               Securities   Options     Exercise                     VALUE AT ASSUMED
               Underlying  Granted to      or                     ANNUAL RATES OF STOCK
                Options    Employees   Base Price                 PRICE APPRECIATION FOR
                Granted    in Fiscal   ($/Share)   Expiration       OPTION TERM ($)(3)
Name            (#) (1)       Year        (2)         Date            5%         10%
-----           -------      ------     -------      ------        -------     -------
A. Grove

C. Barrett

F. Gill

G. Parker

L. Vadasz



--------------

(1)  These options are first exercisable in 2001.

(2)  Under  all stock option plans, the option purchase price  is
     equal  to  fair market value at the date of the grant.   All
     of these options were granted on April 9, 1996.

(3) In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of Intel's Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.


       15                                    PRELIMINARY PROXY

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES


                                        Securities Underlying      Value of Unexercised
                                         Unexercised Options       In-the-Money Options
                                         at December 28, 1996      at December 28, 1996
                                                (#)(1)                    ($)(2)
                                              ----------                ----------
               Shares
             Acquired on     Value        Exer-       Unexer-       Exer-       Unexer-
Name         Exercise(#)  Realized($)    cisable      cisable      cisable      cisable
--------     -----------  -----------  ----------   ----------    ---------    ---------
A. Grove

C. Barrett

F. Gill

G. Parker

L. Vadasz



--------------

(1) This represents the total number of shares subject to stock options held by the named executives at December 28, 1996.
     These options were granted on various dates during the years 1989 through 1996.

(2) These amounts represent the difference between the exercise price of the stock options and the closing price of Company stock on December 27, 1996 (last day of trading for the fiscal year ended December 28, 1996), for all in-the-money options held by each named executive. The in-the-money stock option exercise prices range from $_____ to $_____. These stock options were granted at the fair market value of the stock on the grant date.



PENSION PLAN TABLE

                         Years of Service at Retirement (2)(3)
                        ---------------------------------------
Eligible                 15       20      25       30       35
Compensation (1)
-------------------    ------   ------  ------   ------   ------
$150,000 and above     $28,811 $38,415  $48,018  $57,622 $67,226
-------------
(1) The plan provides for minimum pension benefits that are determined by a participant's years of service credited under the plan, final average compensation, taking into account the participant's social security wage base, and the value of the participant's Company contributions, plus earnings, in the profit sharing retirement plan. If the annuity value of the profit sharing account balance exceeds the pension guarantee, the participant will receive benefits from the profit sharing plan only. Compensation includes regular earnings and most bonuses. However, maximum eligible compensation for 1996 is $150,000, in accordance with Internal Revenue Code Section 401(a)(17). This amount is subject to cost of living adjustments in accordance with Internal Revenue Code Section 415(d).

(2) For each of the employees named in the Summary Compensation Table set forth above, the years of credited service as of year-end 1996 under the Company's pension plan are currently as follows: Dr. Grove (28); Dr. Barrett (22); Mr. Gill (21); Dr. Parker (27); and Mr. Vadasz (28).

(3) The table illustrates the estimated annual benefits payable in the form of a straight-life annuity upon retirement at age 65 under the pension plan to persons in the specified compensation and years of service classifications for Social Security benefits. The Employee Retirement Income Security Act of 1974 contains certain limitations on the amount of benefits that may be paid under pension plans qualified under the Internal Revenue Code. The amounts shown are subject to reduction to the extent they exceed such limitations but are not subject to reduction for Social Security benefits.


       16                                    PRELIMINARY PROXY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To  the  Company's  knowledge,  the  following  sets  forth information regarding ownership of the Company's outstanding Common Stock on February 28, 1997 by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each director, director emeritus and named executive officer, and
(iii) all directors, directors emeriti and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed. All references to shares of Common Stock are without adjustment for the proposed Stock Split described in Proposal No. 3 in this Proxy Statement.

                                                Shares of
                                              Common Stock
                                              Beneficially
                                                Owned at         Percent
                                              February 28,          of
Stockholder                                       1997            Class
----------------                                --------         -------
Gordon E. Moore, Chairman                                 (1)    ______%
2200 Mission College Blvd.
Santa Clara, California  95052-8119

Craig R. Barrett, Director,                               (2)       *
  Executive Vice President and
  Chief Operating Officer

John Browne, Director                                               *

Winston H. Chen, Director                                 (3)       *

Andrew S. Grove, Director, President and                  (4)       *
  Chief Executive Officer

D. James Guzy, Director                                   (5)       *

Max Palevsky, Director                                    (6)       *

Arthur Rock, Director                                     (7)       *

Jane E. Shaw, Director                                    (8)       *

Leslie L. Vadasz, Director and Senior                     (9)       *
  Vice President

David B. Yoffie, Director                                 (10)      *

Charles E. Young, Director                                (11)      *

Richard Hodgson, Director Emeritus                                  *

Sanford Kaplan, Director Emeritus                         (12)      *

Frank Gill, Executive Vice President                      (13)      *

Gerhard H. Parker, Executive Vice                         (14)      *
  President

All directors, directors emeritus and                     (15)    ____%
executive officers as a group
(26 individuals)


____________________

*    Less than 1%.

(1) Includes 490,000 shares held in trusts established for benefit of Mr. Moore's children, as to which Mr. Moore and his spouse retain beneficial interests.

(2) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

       17                                    PRELIMINARY PROXY

(3) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

(4) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

(5) Includes 1,541,160 shares held by the Arbor Company of which Mr. Guzy is a general partner. Also includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

(6) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date. Also includes 16,692 shares held by Mr. Palevsky's spouse.

(7) Includes 960 shares held by Mr. Rock's spouse as to which shares Mr. Rock disclaims any beneficial interest and as to which he has no voting or disposition authority. Also includes outstanding options to purchase _________ shares which were exercisable as of February 28, 1997, or within 60 days from such date.

(8) Held in a family trust. Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

(9) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

(10) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

(11) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days of such date.

(12)  Includes   16,000   shares  held  by   a   family   limited
      partnership of which Mr. Kaplan is a partner.

(13) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

(14) Includes outstanding options to purchase _________ shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

(15)  Includes   outstanding  options  to   purchase   __________
      shares, which were exercisable as of February 28, 1997, or within 60 days from such date.

       18                                    PRELIMINARY PROXY

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)

      Ernst & Young LLP have been the Company's independent auditors since its incorporation in 1968 and at the recommendation of the Audit & Finance Committee of the Board have been selected by the Board of Directors as the Company's independent auditors for the fiscal year ending December 27, 1997. In the event ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

      Audit services of Ernst & Young LLP for 1996 included the examination of the consolidated financial statements of the Company and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations.

      The Audit & Finance Committee of the Company meets twice a year with Ernst & Young LLP and, on an annual basis, reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year as well as the fees charged by Ernst & Young LLP for such services. Non-audit services are approved by the Audit & Finance Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the current year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.


TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK(Proposal
3)

Introduction

       The Company's Restated Certificate of Incorporation currently authorizes the issuance of one billion four hundred million (1,400,000,000) shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, and fifty million (50,000,000) shares of Preferred Stock, with a par value of one tenth of one cent ($.001) per share. The Board of Directors in January, 1997, adopted a resolution proposing that the Restated Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to four billion five hundred million (4,500,000,000), subject to stockholder approval of the amendment.

Proposed Stock Split. At the same time that it adopted the resolution, the Board of Directors declared a two-for-one stock split of the Company's Common Stock which would be effected as a special distribution of one additional share of Common Stock for each share of Common Stock outstanding (the "Stock Split"). Stockholders are not being asked to vote on the Stock Split, but the Stock Split will not take place unless the authorized number of shares of Common Stock is increased as described in this Proposal No. 3. Without this increase in authorized shares, the Company would not have enough authorized but unissued shares of Common Stock to double the number of its outstanding shares with the Stock Split. Readers should note that none of the share-related data in this Proxy Statement is adjusted to take into account the proposed Stock Split.

Current Use of Shares. As of February 28, 1997, the Company has approximately _____________ shares of Common Stock outstanding and approximately _______________ shares reserved for future issuance under the Company's employee stock plans, of which, currently, approximately ____________ are covered by outstanding options and approximately ____________ are available for grant or purchase. In addition, the Company has approximately 40 million shares of Common Stock reserved for issuance upon the exercise of its publicly-traded 1998 Step-Up Warrants. The Warrants expire in March, 1998, and are exercisable as of March 15, 1997 at $41.75

       19                                    PRELIMINARY PROXY

per share. The Company also has a "shelf" registration statement on file with the Securities and Exchange Commission so that the Company may from time to time issue additional securities,
including  Common  Stock  or  securities  convertible   into   or
exercisable for Common Stock, having a public offering price of approximately $1,400,000,000. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately ___________ shares remaining available for other purposes.

Proposed Amendment to Restated Certificate of Incorporation

     The Board of Directors has adopted resolutions setting forth
(i) the proposed amendment to the first sentence of paragraph 4 of the Company's Restated Certificate of Incorporation (the "Amendment"); (ii) the advisability of the Amendment; and (iii) a call for submission of the Amendment for approval by the Company's stockholders at the Meeting.

     The following is the text of the first sentence of paragraph
4 of the Restated Certificate of Incorporation of the Company, as proposed to be amended:

     The total number of shares of all classes of stock that the Corporation is authorized to issue is four billion five hundred fifty million (4,550,000,000), consisting of four billion five hundred million (4,500,000,000) shares of Common Stock with a par value of one tenth of one cent ($.001) per share and fifty million (50,000,000) shares of Preferred Stock with a par value of one tenth of one cent ($.001) per share.

Purpose and Effect of the Proposed Amendment

      The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that Intel is authorized to issue in order to give the Company additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. On ten occasions since Intel's initial public offering in 1971, there has either been a stock split or a stock dividend functionally serving as a stock split. The last such action was a 1:1 stock dividend in June, 1995. As noted above, the Board of Directors has approved a Stock Split subject to the approval of the Amendment.

      The Board of Directors also believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future, such as to raise equity capital, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, and to make acquisitions through the use of stock. Other than with respect to the foregoing Stock Split and as permitted or required under the Company's employee benefit plans and under outstanding options, warrants, and other securities convertible into Common Stock, the Board of Directors has no immediate plans, understandings, agreements, or commitments to issue additional Common Stock for any purposes.

      The Board of Directors believes that the proposed increase in the authorized Common Stock will make available sufficient shares for use, taking into account the Stock Split, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

      Under the Company's Restated Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power, and shareholdings of current stockholders.

      The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example,

       20                                    PRELIMINARY PROXY

in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Effect of the Stock Split

     No change in total stockholders' equity will result from the Stock Split. The aggregate amount of capital represented by the outstanding shares of Common Stock will be increased by $.001 for each share issued to effect the Stock Split and the Company's capital in excess of par value account will be reduced by the same amount. After the Stock Split, purchases and sales of Common Stock by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value, due to the greater number of shares of Common Stock involved after the Stock Split. In addition, the Company will incur certain expenses in connection with the Stock Split, such as the cost of preparing and delivering to stockholders new certificates representing additional shares.

      In accordance with the terms of the Company's stock option and employee benefit plans and the Warrants, appropriate adjustments will be made upon the effectiveness of the Stock Split to the number of shares reserved for issuance under such plans and the exercise prices and number of shares covered by outstanding options and Warrants.

     The Company has been advised that, based on current tax law, the Stock Split should not result in any gain or loss for Federal income tax purpose. The tax basis of every share held before the Stock Split will be allocated between the two shares held as a result of the distribution, and the holding period of the new shares will include the holding period of the shares with respect to which they were issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders subject to such laws are urged to consult their tax advisers.

     As noted above, the Stock Split is contingent on stockholder approval of the Amendment, but stockholders are not being asked to vote on the Stock Split.

Vote Necessary to Approve the Amendment

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

Recommendation of the Board

The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from one billion four hundred million (1,400,000,000) to four billion five hundred million (4,500,000,000). Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Amendment.

       21                                    PRELIMINARY PROXY

STOCKHOLDER PROPOSALS AND NOMINATIONS

      From time to time, stockholders of the Company submit proposals which they believe should be voted upon at the Annual Meeting or nominate persons for election to the Board of
Directors. In accordance with the Company's Bylaws, any such proposal or nomination must be submitted in writing to the Secretary of the Company not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Stockholders. This submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions.

      1998 Stockholder Proposals. Pursuant to applicable rules under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 1998 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 8, 1997. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of such securities rules.

OTHER MATTERS

      Section  16(a)  Beneficial Ownership Reporting  Compliance.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market ("Nasdaq"). Such directors, executive officers and ten-percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1996, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with, with the following exceptions: Stephen Nachtsheim, an officer of the Company, filed one report of one transaction involving a stock purchase late. As of the date of this Proxy Statement, each of the referenced transactions has been reported with the SEC and Nasdaq.

      Financial Statements. The Company's financial statements for the year ended December 28, 1996, are included in the
Company's 1996 Annual Report to Stockholders. Copies of the Annual Report are being sent to the Company's stockholders concurrently with the mailing of this Proxy Statement. Stockholders directly registered by name on the books of Harris Trust and Savings Bank have in an earlier mailing been offered the opportunity to obtain this Proxy Statement and the Annual Report by accessing it in electronic form instead of receiving paper copies. If you have not received or had access to the 1996 Annual Report to Stockholders, please notify the Secretary of the Company, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, CA 95052-8119 and a copy will be sent to you. Copies of the Company's Annual Report and this Proxy Statement are available on Intel's World Wide Web site at www.intel.com.

      Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

      Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained D. F. King & Co., Inc. to solicit proxies for a fee of $10,000 plus a reasonable amount to cover expenses. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's

       22                                    PRELIMINARY PROXY

proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                            By Order of the Board of Directors

                            /s/F. Thomas Dunlap, Jr.
                            F. THOMAS DUNLAP, JR., Secretary
Dated:  April 7, 1997
Santa Clara, California

       23                                    PRELIMINARY PROXY

                 COMMUNICATING WITH THE COMPANY

We have from time-to-time received calls from stockholders inquiring about the availability of certain means of communication with the Company. Because we have added a variety of such avenues over the past couple of years, we thought that it might be helpful if we outlined them for you.

- If you would like to receive information about Intel, you may use one of these convenient methods:

     (1) To have information such as the Company's latest earnings release, Form 10-K, Form 10-Q or Annual Report mailed to you, stockholders residing in the U.S., Britain and France please call the transfer agent, Harris Trust and Savings Bank at (800) 298-0146. (All other foreign investors, please call (312) 461-5545.)

     (2) To listen to a recording of our most recent earnings announcement or to reach a Stockholder Services representative, stockholders residing in the U.S., Britain and France please call (800) 298-0146. (All other foreign investors, please call (312) 461-5545.)

     (3) To view Intel's home page on the Internet, use Intel's URL: www.intel.com. Intel's home page gives you access to product, marketing and financial data, an on-line version of this Proxy Statement, Intel's Annual Report to Stockholders and job listings. Internet access to this information has the advantage of providing you with up-to-date information about the Company throughout the year.

- If you would like to write to us, please send your correspondence to the following address:

      Intel Corporation
      2200 Mission College Blvd.
      Santa Clara, CA  95052
      Attn:  Investor Relations, RN5-24

Of course, as a stockholder, you will continue to automatically receive the Annual Report and Proxy Statement by mail.

       24                                    PRELIMINARY PROXY

Directions

From South:  Take 101 North.  Exit Holly Street, follow sign  for
Redwood Shores parkway. At second traffic signal, turn left on Twin Dolphin Drive. Hotel is 1/2 mile on right side.

From North: Take 101 South. Exit Ralston/Belmont, follow sign for Marine World Parkway. At second traffic signal, turn right on Twin Dolphin Drive. Hotel is 1/2 mile on left side.

From East Bay via Highway 92:  Take Highway 92 West to 101 South.
Exit  Ralston/Belmont, follow sign for Marine World Parkway.   At
second  traffic signal, turn right on Twin Dolphin Drive.   Hotel
is 1/2 mile on left side.

[MAP  INDICATING  THE  LOCATION OF THE 1997  SHAREHOLDER  MEETING
APPEARS HERE]



[PRINTED ON RECYCLED PAPER LOGO]

                                                            PRELIMINARY PROXY

PROXY                                                                          PROXY
                                 INTEL CORPORATION
           2200 Mission College Blvd., Santa Clara, California 95052-8119
      Proxy Solicited by Board of Directors for Annual Meeting - May 21, 1997
GORDON  E.  MOORE, ANDREW S. GROVE and F. THOMAS DUNLAP, JR., or any of  them,  each with  the  power of substitution, are hereby authorized to represent  and  vote  the shares  of the undersigned, with all the powers which the undersigned would  possess if personally present, at the Annual Meeting of Stockholders of Intel Corporation to
be held on Wednesday, May 21, 1997 or at any postponement or adjournment thereof.
Shares  represented by this proxy will be voted as directed by the stockholder.   If
no such directions are indicated, the Proxies will have authority to vote FOR Item 1
(the  election  of  directors),  FOR  Item 2 (ratification  of  the  appointment  of
independent   auditors)  and  FOR  Item  3  (amendment  to  Restated   Articles   of
Incorporation).  In their discretion, the Proxies are authorized to vote  upon  such other business as may properly come before the meeting.
[]Mark  here  if  you  plan to  attend  the  Annual
Meeting in person.                                 PLEASE MARK, SIGN, DATE AND MAIL
[]Mark here for address change and note below.      THIS PROXY CARD PROMPTLY, USING
                                                         THE ENCLOSED ENVELOPE
New Address:   ______________________________       (Continued and to be signed on
               ______________________________               reverse side.)
               ______________________________
                                                           SEE REVERSE SIDE




                                                            PRELIMINARY PROXY

           please mark vote in oval in the following manner using dark ink only. []

The  Board of Directors recommends a VOTE FOR Items 1, 2 and 3 below:  If you wish to vote  in accordance  with the Board of Directors' recommendations, just sign below, you need  not  mark any ovals.


(1)  Election  of  all nominees listed  below  to  the      For       Withhold
     Board  of  Directors, except as noted (write  the      []           []
     names,  if  any,  of the nominees  for  whom  you
     withhold  authority  to  vote).   Nominees:    C.
     Barrett,  J. Browne, W. Chen, A. Grove, J.  Guzy,
     G.   Moore,   A.  Rock,  J.  Shaw,   L.   Vadasz,
     D.   Yoffie,   C.  Young.  []  For  all   except:
     _____________________________

(2)  To  ratify the appointment of the accounting firm      For       Against       Abstain
     of  Ernst & Young LLP as independent auditors for       []          []            []
     the Company for the current year.

(3)  To    amend    the   Restated   Certificate    of      For       Against       Abstain
     Incorporation   to   increase   the   number   of       []          []            []
     authorized  shares  of  Common  Stock  from   one
     billion  four hundred million (1,400,000,000)  to
     four     billion     five     hundred     million
     (4,500,000,000).

                                                        Please  sign  exactly as name  appears
                                                        herein.  Joint owners must each  sign.
                                                        When  signing  as attorney,  executor,
                                                        administrator,  trustee  or  guardian,
                                                        please give full title as such.
[INTEL LOGO]
                                                        Signature:_________  Date:_________

                                                        Signature:_________  Date:_________


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